                                                                     Exhibit 4.6

                               TRANSFER AGREEMENT


                                     between


                      CONSECO FINANCE SECURITIZATIONS CORP.
                                    Purchaser


                                       and


                           GREEN TREE FINANCIAL CORP.
                                     Seller






                                   dated as of

                             ________________, 1999
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I
    DEFINITIONS................................................................1
    SECTION 1.1.  General......................................................1
    SECTION 1.2.  Specific Terms...............................................1
    SECTION 1.3.  Usage of Terms...............................................3
    SECTION 1.4.  Certain References...........................................3
    SECTION 1.5.  No Recourse..................................................3
    SECTION 1.6.  Action by or Consent of Noteholders..........................3
    SECTION 1.7.  Material Adverse Effect......................................4

ARTICLE II
    CONVEYANCE OF THE INITIAL LOANS AND THE INITIAL OTHER
    CONVEYED PROPERTY..........................................................4
    SECTION 2.1.  Conveyance of the Initial Loans and the Initial Other
                        Conveyed Property......................................4
    SECTION 2.2.  Purchase Price of Initial Loans..............................4
    SECTION 2.3.  Conveyance of Subsequent Loans and Subsequent Other
                        Conveyed Property......................................4

ARTICLE III
    REPRESENTATIONS AND WARRANTIES.............................................6
    SECTION 3.1.  Representations and Warranties of GTFC.......................6
    SECTION 3.2.  Representations and Warranties of CFSC.......................8

ARTICLE IV
    COVENANTS OF GTFC.........................................................10
    SECTION 4.1.  Protection of Title of CFSC and the Trust...................10
    SECTION 4.2.  Other Liens or Interests....................................11
    SECTION 4.3.  Costs and Expenses..........................................11
    SECTION 4.4.  Indemnification.............................................11

ARTICLE V
    REPURCHASES...............................................................13
    SECTION 5.1.  Repurchase of Loans Upon Breach of Warranty.................13
    SECTION 5.2.  Reassignment of Purchased Loans.............................13
    SECTION 5.3.  Waivers.....................................................14

ARTICLE VI
    MISCELLANEOUS.............................................................14
    SECTION 6.1.  Liability of GTFC...........................................14
    SECTION 6.2.  Failure of GTFC to Sell Subsequent Loans....................14
    SECTION 6.3.  Merger or Consolidation of GTFC or CFSC.....................14


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    SECTION 6.4.  Limitation on Liability of GTFC and Others..................15
    SECTION 6.5.  GTFC May Own Notes..........................................15
    SECTION 6.6.  Amendment...................................................15
    SECTION 6.7.  Notices.....................................................16
    SECTION 6.8.  Merger and Integration......................................16
    SECTION 6.9.  Severability of Provisions..................................16
    SECTION 6.10.  Intention of the Parties...................................16
    SECTION 6.11.  Governing Law..............................................17
    SECTION 6.12.  Counterparts...............................................17
    SECTION 6.13.  Conveyance of the Initial Loans and the Initial Other
                        Conveyed Property to the Trust........................17
    SECTION 6.14.  Nonpetition Covenant.......................................17

                                    SCHEDULES

Schedule A  --  Schedule of Initial Loans

                                    EXHIBITS

Exhibit A  --  Form of Subsequent Transfer Agreement

                               TRANSFER AGREEMENT


         THIS TRANSFER AGREEMENT, dated as of __________, 1999, executed between Conseco Finance Securitizations Corp., a _________ corporation, as purchaser ("CFSC"), and Green Tree Financial Corp., a Delaware corporation, as seller ("GFTC").

                              W I T N E S S E T H:

         WHEREAS, CFSC has agreed to purchase from GTFC and GTFC, pursuant to this Agreement, is transferring to CFSC the [home improvement/home equity loans] (the "Loans"); and

         WHEREAS, CFSC has agreed to purchase (or has purchased) from GTFC and GTFC has agreed to transfer (or has transferred) to CFSC the Subsequent Loans and Subsequent Other Conveyed Property in an amount set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, CFSC and GTFC, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. General. The specific terms defined in this Article include the plural as well as the singular. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the [Sale/Pooling] and Servicing Agreement, dated as of __________, 1999, by and among Conseco Finance Securitizations Corp. (as Seller), Green Tree Financial Corp. (in its individual capacity and as Servicer), and [Trust] (as Issuer) (the "Trust").

         SECTION 1.2. Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Agreement" shall mean this Loans Purchase Agreement and Assignment and all amendments hereof and supplements hereto.

         "Closing Date" means __________, 1999.

         "Indenture Trustee" means [Indenture Trustee], a national banking association, as trustee and indenture collateral agent under the Indenture, dated as of __________, 1999, between the Trust, the Indenture Trustee and the Indenture Collateral Agent.

         "Initial Other Conveyed Property" means all monies at any time paid or payable on the Initial Loans or in respect thereof after the Initial Cutoff Date (including amounts due on or before the Initial Cutoff Date but received by GTFC after the Initial Cutoff
Date), an assignment of security interests in the related real estate, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), all items contained in the Loan Files relating to the Initial Loans, any and all other documents or electronic records that GTFC keeps on file in accordance with its customary procedures relating to the Initial Loans, the Obligors or the related real estate, property (including the right to receive future Liquidation Proceeds) that secures an Initial Loan and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Initial Loan, and all proceeds of the foregoing.

         "Initial Loans" means the Loans listed on the Schedule of Initial Loans attached hereto as Schedule A.

         "Liquidated Damages" means an amount equal to the sum of the [Class A-1 Prepayment Premium, the Class A-2 Prepayment Premium, the Class A-3 Prepayment Premium, the Class A-4 Prepayment Premium and the Class A-5 Prepayment Premium.]

         "Other Conveyed Property" means the Initial Other Conveyed Property conveyed by GTFC to CFSC pursuant to this Agreement together with any and all Subsequent Other Conveyed Property conveyed by GTFC to CFSC pursuant to each Subsequent Purchase Agreement.

         "Owner Trustee" means Wilmington Trust Company, a Delaware corporation, not in its individual capacity but solely as trustee of the Trust, and any successor trustee appointed and acting pursuant to the Trust Agreement.

         "Related Documents" means the Notes, the Trust Agreement, the Indenture, each Subsequent Purchase Agreement, the [Sale/Pooling] and Servicing Agreement, each Subsequent Transfer Agreement, the Note Policy and the Underwriting Agreement among GTFC, CFSC and the underwriters of the Notes. The Related Documents to be executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

         "Repurchase Event" means the occurrence of a breach of any of GTFC's representations and warranties hereunder or under any Subsequent Purchase Agreement or any other event which requires the repurchase of a Loan by GTFC under the [Sale/Pooling] and Servicing Agreement.

         "[Sale/Pooling] and Servicing Agreement" means the [Sale/Pooling] and Servicing Agreement, dated as of __________, 1999, executed and delivered by Green Tree Financial Corp., as Seller and Servicer, Conseco Financial Securitizations Corp., and [Trust], as Issuer.

         "Schedule of Initial Loans" means the schedule of all Loans sold and transferred pursuant to this Agreement which is attached hereto as Schedule A.


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         "Schedule of Loans" means the Schedule of Initial Loans attached hereto as Schedule A as supplemented by each Schedule of Subsequent Loans attached to each Subsequent Purchase Agreement as Schedule A.

         "Schedule of Subsequent Loans" means the schedule of all Loans sold and transferred pursuant to a Subsequent Purchase Agreement which is attached to such Subsequent Purchase Agreement as Schedule A, which Schedule of Subsequent Loans shall supplement the Schedule of Initial Loans.

         "Subsequent Loans" means the Loans specified in the Schedule of Subsequent Loans attached as Schedule A to each Subsequent Purchase Agreement.

         "Subsequent Other Conveyed Property" means the Subsequent Other Conveyed Property conveyed by GTFC to CFSC pursuant to each Subsequent Purchase Agreement.

         "Trust" means the trust created by the Trust Agreement, the estate of which consists of the Trust Property.

         "Trust Property" means the property and proceeds of every description conveyed pursuant to [the Trust Agreement], [Sale/Pooling] and Servicing Agreement and Section 2.1 hereof and pursuant to any Subsequent Purchase Agreement and Subsequent Transfer Agreement, together with the Trust Accounts (including all Eligible Investments therein and all proceeds therefrom).

         SECTION 1.3. Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the [Sale/Pooling] and Servicing Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

         SECTION 1.4. Certain References. All references to the Principal Balance of a Loan as of an Accounting Date shall refer to the close of business on such day, or as of the first day of a Monthly Period shall refer to the opening of business on such day. All references to the last day of a Monthly Period shall refer to the close of business on such day.

         SECTION 1.5. No Recourse. Without limiting the obligations of GTFC hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of GTFC, or of any predecessor or successor of GTFC.

         SECTION 1.6. Action by or Consent of Noteholders. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Noteholders, such provision shall be deemed to refer to Noteholders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders. Solely for the purposes of any action to be taken, or consented to, by Noteholders, any Note registered in the name of the Seller, GTFC or any Affiliate thereof shall be deemed not to be outstanding, and the related Outstanding Amount, evidenced thereby shall not be taken into account in determining whether the requisite Outstanding Amount necessary to effect any such action or consent has been obtained; provided, however, that, solely for the purpose of determining whether the Indenture Trustee is entitled to rely upon any such action or consent, only Notes which the Indenture Trustee knows to be so owned shall be so disregarded.

         SECTION 1.7. Material Adverse Effect. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Trust or the Noteholders (or any similar or analogous determination), such determination shall be made without taking into account the funds available from claims under the Note Policy.

                                   ARTICLE II
                         CONVEYANCE OF THE INITIAL LOANS
                     AND THE INITIAL OTHER CONVEYED PROPERTY

         SECTION 2.1. Conveyance of the Initial Loans and the Initial Other Conveyed Property. Subject to the terms and conditions of this Agreement, GTFC hereby sells, transfers, assigns, and otherwise conveys to CFSC without recourse (but without limitation of its obligations in this Agreement), and CFSC hereby purchases, all right, title and interest of GTFC in and to the Initial Loans and the Initial Other Conveyed Property. It is the intention of GTFC and CFSC that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Initial Loans and the Initial Other Conveyed Property from GTFC to CFSC, conveying good title thereto free and clear of any Liens, and the Initial Loans and the Initial Other Conveyed Property shall not be part of GTFC's estate in the event of the filing of a bankruptcy petition by or against GTFC under any bankruptcy or similar law.

         SECTION 2.2. Purchase Price of Initial Loans. Simultaneously with the conveyance of the Initial Loans and the Initial Other Conveyed Property to CFSC, CFSC has paid or caused to be paid to or upon the order of GTFC approximately $__________ by wire transfer of immediately available funds (representing the proceeds to CFSC from the sale of the Initial Loans after (i) deducting expenses of $725,000 incurred by CFSC in connection with such sale, (ii) depositing the Pre-Funded Amount in the Pre-Funding Account and (iii) depositing the Reserve Amount in the Reserve Account).

         SECTION 2.3. Conveyance of Subsequent Loans and Subsequent Other Conveyed Property.

         (a) Subject to the conditions set forth in paragraph (b) below and the terms and conditions in the related Subsequent Purchase Agreement, in consideration of GTFC's delivery on the related Subsequent Transfer Date to or upon the order of CFSC of an amount equal to the purchase price of the Subsequent Loans (as set forth in the related Subsequent

Purchase Agreement), GTFC hereby agrees to sell, transfer, assign, and otherwise convey to CFSC without recourse (but without limitation of its obligations in this Agreement and the related Subsequent Purchase Agreement), and CFSC hereby agrees to purchase all right, title and interest of GTFC in and to the Subsequent Loans and the Subsequent Other Conveyed Property described in the related Subsequent Purchase Agreement.

         (b) GTFC shall transfer to CFSC, and CFSC shall acquire, the Subsequent Loans and the Subsequent Other Conveyed Property to be transferred on any Subsequent Transfer Date only upon the satisfaction of each of the following conditions on or prior to such Subsequent Transfer Date:

                  (i) CFSC shall have provided the Owner Trustee, the Indenture Trustee and the Rating Agencies with a timely Addition Notice and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Loans;

                  (ii) the Funding Period shall not have terminated;

                  (iii) CFSC shall have delivered to GTFC a duly executed Subsequent Transfer Agreement, in substantially the form of Exhibit A hereto (the "Subsequent Transfer Agreement"), which shall include a Schedule of Subsequent Loans;

                  (iv) as of each Subsequent Transfer Date, neither GTFC nor CFSC was insolvent nor will either of them have been made insolvent by such transfer nor is either of them aware of any pending insolvency;

                  (v) each Rating Agency shall have notified the Security Insurer that following such transfer the Notes will be rated in the highest rating category by such Rating Agency;

                  (vi) such addition will not result in a material adverse tax consequence to the Trust or the Noteholders as evidenced by an Opinion of Counsel to be delivered by GTFC;

                  (vii) CFSC shall have delivered to the Rating Agencies one or more Opinions of Counsel with respect to the transfer of the Subsequent Loans substantially in the form of the Opinions of Counsel delivered to such persons on the Closing Date;

                  (viii) GTFC shall have taken any action necessary or advisable to maintain the first perfected ownership interest of the Trust in the Trust Property and the first perfected security interest of CFSC in the Subsequent Loans and the Subsequent Other Conveyed Property, the Trust in the Trust Property and the first perfected security interest of the Indenture Collateral Agent in the Indenture Collateral;

                  (ix) GTFC is conveying Subsequent Loans to the Seller in substantially the order they were originated by GTFC; and

                  (x) no selection procedures believed by GTFC to be adverse to the interests of the Noteholders shall have been utilized in selecting the Subsequent Loans.

It is the intention of GTFC and CFSC that the transfer and assignment contemplated by this Agreement and the related Subsequent Transfer Agreement shall constitute a sale of the Subsequent Loans and the Subsequent Other Conveyed Property from GTFC to CFSC, conveying good title thereto free and clear of any Liens, and the Subsequent Loans and the Subsequent Other Conveyed Property shall not be part of GTFC's estate in the event of the filing of a bankruptcy petition by or against GTFC under any bankruptcy or similar law.

         (c) GTFC covenants to transfer to CFSC pursuant to paragraph (a) above Subsequent Loans with an aggregate Principal Balance approximately equal to $__________; provided, however, that the sole remedy of CFSC with respect to a failure of such covenant shall be to enforce the provisions of Section 6.2 of this Agreement.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations and Warranties of GTFC. GTFC makes the following representations and warranties, on which CFSC relies in purchasing the Initial Loans and the Initial Other Conveyed Property and in transferring the Initial Loans and the Initial Other Conveyed Property to the Trust under the [Sale/Pooling] and Servicing Agreement. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Initial Loans and the Initial Other Conveyed Property hereunder and the sale, transfer and assignment thereof by CFSC to the Trust under the [Sale/Pooling] and Servicing Agreement. GTFC and CFSC agree that CFSC will assign to the Trust all of CFSC's rights under this Agreement and that the Trust will thereafter be entitled to enforce this Agreement against GTFC in the Trust's own name.

                  (a) Schedule of Representations. The representations and warranties set forth in Section _____ of the [Sale/Pooling] and Servicing Agreement are true and correct.

                  (b) Organization and Good Standing. GTFC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Initial Loans and the Initial Other Conveyed Property transferred to CFSC.

                  (c) Due Qualification. GTFC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

                  (d) Power and Authority. GTFC has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; GTFC has full power and authority to sell and assign the Initial Loans and the Initial Other Conveyed Property to be sold and assigned to and deposited with CFSC hereunder and has duly authorized such sale and assignment to CFSC by all necessary corporate action; and the execution, delivery and performance of this Agreement and GTFC's Related Documents have been duly authorized by GTFC by all necessary corporate action.

                  (e) Valid Sale; Binding Obligations. This Agreement and GTFC's Related Documents have been duly executed and delivered, shall effect a valid sale, transfer and assignment of the Initial Loans and the Initial Other Conveyed Property, enforceable against GTFC and creditors of and purchasers from GTFC; and this Agreement and GTFC's Related Documents constitute legal, valid and binding obligations of GTFC enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (f) No Violation. The consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or bylaws of GTFC, or any indenture, agreement, mortgage, deed of trust or other instrument to which GTFC is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement and the [Sale/Pooling] and Servicing Agreement, or violate any law, order, rule or regulation applicable to GTFC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over GTFC or any of its properties.

                  (g) No Proceedings. There are no proceedings or investigations pending or, to GTFC's knowledge, threatened against GTFC, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over GTFC or its properties (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by GTFC of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or
         (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Initial Loans and the Initial Other Conveyed Property hereunder or under the [Sale/Pooling] and Servicing Agreement.

                  (h) Chief Executive Office. The chief executive office of GTFC is located at 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, MN 55102-1639.

         SECTION 3.2. Representations and Warranties of CFSC. CFSC makes the following representations and warranties, on which GTFC relies in selling, assigning, transferring and conveying the Initial Loans and the Initial Other Conveyed Property to CFSC hereunder. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Initial Loans and the Initial Other Conveyed Property hereunder and the sale, transfer and assignment thereof by CFSC to the Trust under the [Sale/Pooling] and Servicing Agreement.

                  (a) Organization and Good Standing. CFSC has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Minnesota, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Initial Loans and the Initial Other Conveyed Property and to transfer the Initial Loans and the Initial Other Conveyed Property to the Trust pursuant to the Sale and Servicing Agreement.

                  (b) Due Qualification. CFSC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect (i) CFSC's ability to acquire the Initial Loans or the Initial Other Conveyed Property, (ii) the validity or enforceability of the Initial Loans and the Initial Other Conveyed Property or (iii) CFSC's ability to perform its obligations hereunder and under the Related Documents.

                  (c) Power and Authority. CFSC has the power, authority and legal right to execute and deliver this Agreement and its Related Documents and to carry out the terms hereof and thereof and to acquire the Initial Loans and the Initial Other Conveyed Property hereunder; and the execution, delivery and performance of this Agreement and its Related Documents and all of the documents required pursuant hereto or thereto have been duly authorized by CFSC by all necessary action.

                  (d) No Consent Required. CFSC is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made.

                  (e) Binding Obligation. This Agreement and each of its Related Documents constitutes a legal, valid and binding obligation of CFSC, enforceable against CFSC in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

                  (f) No Violation. The execution, delivery and performance by CFSC of this Agreement, the consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents do not and will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under the certificate of incorporation or bylaws of CFSC, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which CFSC is a party or by which CFSC is bound or to which any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the [Sale/Pooling] and Servicing Agreement and the Indenture), or violate any law, order, rule or regulation, applicable to CFSC or its properties, of any federal or state regulatory body or any court, administrative agency, or other governmental instrumentality having jurisdiction over CFSC or any of its properties.

                  (g) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of CFSC, threatened against CFSC, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over CFSC or its properties: (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by CFSC of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) that may adversely affect the federal or state income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Initial Loans and the Initial Other Conveyed Property hereunder or the transfer of the Initial Loans and the Initial Other Conveyed Property to the Trust pursuant to the Sale and Servicing Agreement.

In the event of any breach of a representation and warranty made by CFSC hereunder, GTFC covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the later of (i) the date on which all pass-through certificates or other similar securities issued by the Trust, or a trust or similar vehicle formed by CFSC, have been paid in full, or (ii) all Notes or other similar securities issued by the Trust, or a trust or similar vehicle formed by CFSC, have been paid in full. GTFC and CFSC agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by CFSC or by the Owner Trustee on behalf of the Trust.

                                   ARTICLE IV
                                COVENANTS OF GTFC

         SECTION 4.1. Protection of Title of CFSC and the Trust.

         (a) At or prior to the Closing Date or each Subsequent Transfer Date, as the case may be, GTFC shall have filed or caused to be filed a UCC-1 financing statement, executed by GTFC as seller or debtor, naming CFSC as purchaser or secured party and describing the Initial Loans and the Initial Other Conveyed Property, with respect to this Agreement, and the Subsequent Loans and the Subsequent Other Conveyed Property, with respect to each Subsequent Purchase Agreement, being sold by it to CFSC as collateral, with the office of the Secretary of State of the State of Minnesota and in such other locations as CFSC shall have required. From time to time thereafter, GTFC shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of CFSC under this Agreement and each Subsequent Purchase Agreement and of the Trust under the Sale and Servicing Agreement and each Subsequent Transfer Agreement in the Initial Loans and the Initial Other Conveyed Property and the Subsequent Loans and the Subsequent Other Conveyed Property, as the case may be, and in the proceeds thereof. GTFC shall deliver (or cause to be delivered) to CFSC, the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that GTFC fails to perform its obligations under this subsection, CFSC or the Owner Trustee may do so at the expense of GTFC.

         (b) GTFC shall give CFSC, the Indenture Trustee and the Owner Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. GTFC shall at all times maintain each office from which it services Loans and its principal executive office within the United States of America.

         (c) GTFC shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Initial Loans to CFSC, and from and after the time of sale under each Subsequent Purchase Agreement of the Subsequent Loans to CFSC, and the conveyance of the Initial Loans and the Subsequent Loans by CFSC to the Trust, GTFC's master computer records (including archives) that shall refer to an Initial Loan or Subsequent Loan indicate clearly that such Initial Loan or Subsequent Loan has been sold to CFSC and has been conveyed by CFSC to the Trust. Indication of the Trust's ownership of an Initial Loan or Subsequent Loan shall be deleted from or modified on GTFC's computer systems when, and only when, the Initial Loan or Subsequent Loan shall become a Purchased Loan or shall have been paid in full.

         (d) If at any time GTFC shall propose to sell, grant a security interest in, or otherwise transfer any interest in [home equity/home improvement loans] to any prospective purchaser, lender or other transferee, GTFC shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Initial Loan or Subsequent Loan, shall indicate clearly that such Initial Loan or Subsequent Loan has been sold to CFSC and is owned by the Trust.

         SECTION 4.2. Other Liens or Interests. Except for the conveyances hereunder and under any Subsequent Purchase Agreement, GTFC will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Initial Loans or the Initial Other Conveyed Property or on the Subsequent Loans or the Subsequent Other Conveyed Property, or any interest therein, and GTFC shall defend the right, title, and interest of CFSC and the Trust in and to the Initial Loans and the Initial Other Conveyed Property and the Subsequent Loans and the Subsequent Other Conveyed Property against all claims of third parties claiming through or under GTFC.

         SECTION 4.3. Costs and Expenses. GTFC shall pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and under each Subsequent Purchase Agreement and its Related Documents.

         SECTION 4.4. Indemnification.

         (a) GTFC shall defend, indemnify and hold harmless CFSC, the Trust, the Owner Trustee, the Indenture Trustee and the Noteholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from any breach of any of GTFC's representations and warranties contained herein or in any Subsequent Purchase Agreement.

         (b) GTFC shall defend and indemnify CFSC, the Trust, the Owner Trustee, the Indenture Trustee and the Noteholders against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from any action taken, or failed to be taken, by it in respect of any portion of the Trust Property other than in accordance with this Agreement, each Subsequent Purchase Agreement or the [Sale/Pooling] and Servicing Agreement and each Subsequent Transfer Agreement.

         (c) GTFC agrees to pay, and shall defend, indemnify and hold harmless CFSC, the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer and the Noteholders from and against any taxes that may at any time be asserted against CFSC, the Owner Trustee, the Indenture Trustee and the Noteholders with respect to the transactions contemplated in this Agreement or in any Subsequent Purchase Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale, transfer and assignment of the Initial Loans and the Initial Other Conveyed Property or the Subsequent Loans or Subsequent Other Conveyed Property to CFSC and of the Trust Property to the Trust or the issuance and original sale of the Notes, or asserted with respect to ownership of the Initial Loans and Initial Other Conveyed Property or the Subsequent Loans or Subsequent Other Conveyed Property or the Trust Property which shall be indemnified by GTFC pursuant to clause (e) below, or federal, state or other income taxes, arising out of distributions on the Notes or transfer taxes arising in connection with the transfer of the Notes) and costs and expenses in defending against the same, arising by reason of the acts to be performed by GTFC under this Agreement or under any Subsequent Purchase Agreement or imposed against such Persons.

         (d) GTFC agrees to pay, and to indemnify, defend and hold harmless CFSC, the Trust, the Owner Trustee, the Indenture Trustee and the Noteholders from, any taxes which may at any time be asserted against such Persons with respect to, and as of the date of, the conveyance or ownership of the Initial Loans or the Initial Other Conveyed Property hereunder or the Subsequent Loans or Subsequent Other Conveyed Property under each Subsequent Purchase Agreement and the conveyance or ownership of the Trust Property under the [Sale/Pooling] and Servicing Agreement and the Subsequent Transfer Agreements or the issuance and original sale of the Notes, including, without limitation, any sales, gross receipts, personal property, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes, arising out of the transactions contemplated hereby or transfer taxes arising in connection with the transfer of Notes) and costs and expenses in defending against the same, arising by reason of the acts to be performed by GTFC under this Agreement or under any Subsequent Purchase Agreement or imposed against such Persons.

         (e) GTFC shall defend, indemnify, and hold harmless CFSC, the Owner Trustee, the Security Insurer, the Indenture Trustee, the Trust and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon CFSC, the Trust, the Indenture Trustee and the Noteholders through the negligence, willful misfeasance, or bad faith of GTFC in the performance of its duties under this Agreement or under any Subsequent Purchase Agreement or by reason of reckless disregard of GTFC's obligations and duties under this Agreement or under any Subsequent Purchase Agreement.

         (f) GTFC shall indemnify, defend and hold harmless CFSC, the Owner Trustee, the Security Insurer, the Indenture Trustee, the Trust and the Noteholders from and against any loss, liability or expense incurred by reason of the violation by GTFC of federal or state securities laws in connection with the registration or the sale of the Notes.

         (g) GTFC shall indemnify, defend and hold harmless CFSC, the Owner Trustee, the Security Insurer, the Indenture Trustee, the Trust and the Noteholders from and against any loss, liability or expense imposed upon, or incurred by, CFSC, the Owner Trustee, the Indenture Trustee, the Trust or the Noteholders as a result of the failure of any Initial Loan or Subsequent Loan, or the sale of the related real estate, to comply with all requirements of applicable law.

         (h) GTFC shall defend, indemnify, and hold harmless CFSC from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of GTFC's trusts and duties as Servicer under the [Sale/Pooling] and Servicing Agreement, except to the extent that such cost, expense, loss, claim, damage, or liability shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of CFSC.

         Indemnification under this Section 4.4 shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive termination of the Trust. The indemnity obligations hereunder shall be in addition to any obligation that GTFC may otherwise have.

                                    ARTICLE V
                                   REPURCHASES

         SECTION 5.1. Repurchase of Loans Upon Breach of Warranty. Upon the occurrence of a Repurchase Event GTFC shall, unless such breach shall have been cured in all material respects, repurchase such Loan from the Trust and, on or before the related Deposit Date, GTFC shall pay the Purchase Amount to the Trust pursuant to Section ___ of the [Sale/Pooling] and Servicing Agreement. It is understood and agreed that, except as set forth in Section 6.1, the obligation of GTFC to repurchase any Loan as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against GTFC for such breach available to CFSC, the Noteholders or the Indenture Trustee on behalf of Noteholders. The provisions of this Section 5.1 are intended to grant the Owner Trustee and the Indenture Trustee a direct right against GTFC to demand performance hereunder, and in connection therewith, GTFC waives any requirement of prior demand against CFSC with respect to such repurchase obligation. Any such purchase shall take place in the manner specified in Section ___ of the [Sale/Pooling] and Servicing Agreement. Notwithstanding any other provision of this Agreement, any Subsequent Purchase Agreement or the Sale and Servicing Agreement or any Subsequent Transfer Agreement to the contrary, the obligation of GTFC under this Section shall not terminate upon a termination of GTFC as Servicer under the Sale and Servicing Agreement and shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or CFSC to perform any of their respective obligations with respect to such Loan under the [Sale/Pooling] and Servicing Agreement.

         In addition to the foregoing and notwithstanding whether the related Loan shall have been purchased by GTFC, GTFC shall indemnify the Owner Trustee, the Indenture Trustee, the Trust and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such Repurchase Events.

         SECTION 5.2. Reassignment of Purchased Loans. Upon deposit in the Collection Account of the Purchase Amount of any Loan repurchased by GTFC under
Section 5.1, CFSC and the Owner Trustee shall take such steps as may be reasonably requested by GTFC in order to assign to GTFC all of CFSC's and the Trust's right, title and interest in and to such Loan and all security and documents and all Other Conveyed Property conveyed to CFSC and the Trust directly relating thereto, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of CFSC or the Owner Trustee. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Purchased Loan, in any enforcement suit or legal proceeding, it is held that GTFC may not enforce any such Loan on the ground that it shall not be a real party in interest or a holder entitled to enforce the Loan, CFSC and the Owner Trustee shall, at the expense of GTFC, take such steps as GTFC deems reasonably necessary to enforce the Loan, including bringing suit in CFSC's or the Owner Trustee's name.

         SECTION 5.3. Waivers. No failure or delay on the part of CFSC, or the Owner Trustee as assignee of CFSC, in exercising any power, right or remedy under this Agreement or under any Subsequent Purchase Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

                                   ARTICLE VI
                                  MISCELLANEOUS

         SECTION 6.1. Liability of GTFC. GTFC shall be liable in accordance herewith only to the extent of the obligations in this Agreement or in any Subsequent Purchase Agreement specifically undertaken by GTFC and the representations and warranties of GTFC.

         SECTION 6.2. Failure of GTFC to Sell Subsequent Loans. In the event that GTFC shall fail to deliver and sell to CFSC any or all of the Subsequent Loans required under this Agreement and the Pre-Funded Amount at the end of the Funding Period is greater than $100,000, GTFC shall be obligated to pay to CFSC the Liquidated Damages on the Business Day immediately preceding the Distribution Date on which the Funding Period ends (or, if the Funding Period does not end on a Distribution Date, on the first Distribution Date following the end of the Funding Period).

         SECTION 6.3. Merger or Consolidation of GTFC or CFSC. Any corporation or other entity (i) into which GTFC or CFSC may be merged or consolidated, (ii) resulting from any merger or consolidation to which GTFC or CFSC is a party or
(iii) succeeding to the business of GTFC or CFSC, in the case of CFSC, which corporation has a certificate of incorporation containing provisions relating to limitations on business and other matters substantively identical to those contained in CFSC's certificate of incorporation, provided that in any of the foregoing cases such corporation shall execute an agreement of assumption to perform every obligation of GTFC or CFSC, as the case may be, under this Agreement and each Subsequent Purchase Agreement and, whether or not such assumption agreement is executed, shall be the successor to GTFC or CFSC, as the case may be, hereunder and under each such Subsequent Purchase Agreement (without relieving GTFC or CFSC of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this Agreement or each Subsequent Purchase Agreement. GTFC or CFSC shall promptly inform the other party, the Owner Trustee and the Indenture Trustee of such merger, consolidation or purchase and assumption. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 3.1 and 3.2 and this Agreement, or similar representation or warranty made in any Subsequent Purchase Agreement, shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), (y) GTFC or CFSC, as applicable, shall have delivered written notice of such consolidation, merger or purchase and assumption to the Rating Agencies prior to the consummation of such transaction and shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.3 and that all conditions precedent, if any, provided for in this Agreement, or in each Subsequent Purchase Agreement, relating to such transaction have been complied with, and (z) GTFC or CFSC, as applicable, shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Owner Trustee in the Trust Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

         SECTION 6.4. Limitation on Liability of GTFC and Others. GTFC and any director, officer, employee or agent may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. GTFC shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, any Subsequent Purchase Agreement or its Related Documents and that in its opinion may involve it in any expense or liability.

         SECTION 6.5. GTFC May Own Notes. Subject to the provisions of the [Sale/Pooling] and Servicing Agreement, GTFC and any Affiliate of GTFC may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not GTFC or an Affiliate thereof.

         SECTION 6.6. Amendment.

         (a) This Agreement and any Subsequent Purchase Agreement may be amended by GTFC and CFSC and without the consent of the Owner Trustee, the Indenture Trustee or any of the Noteholders (A) to cure any ambiguity or (B) to correct any provisions in this Agreement or any such Subsequent Purchase Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder.

         (b) This Agreement may also be amended from time to time by GTFC and CFSC, with the prior written consent of the Owner Trustee and the Indenture Trustee and a Note Majority, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Loans, distributions that shall be required to be made on any Note or the Note Interest Rate or (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes then outstanding.

         (c) Prior to the execution of any such amendment or consent, GTFC shall have furnished written notification of the substance of such amendment or consent to each Rating Agency.

         (d) Promptly after the execution of any such amendment or consent, the Owner Trustee or the Indenture Trustee, as applicable, shall furnish written notification of the substance of such amendment or consent to each Noteholder.

         (e) It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Owner Trustee or the Indenture Trustee, as applicable, may prescribe, including the establishment of record dates. The consent of any Holder of a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note.

         SECTION 6.7. Notices. All demands, notices and communications to GTFC or CFSC hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of GTFC, to Green Tree Financial Corp., 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639,
Attention: Chief Financial Officer, or such other address as shall be designated by GTFC in a written notice delivered to the other party or to the Owner Trustee or the Indenture Trustee, as applicable, or (b) in case of CFSC, to Conseco Finance Securitizations Corp., 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, Attention: Chief Financial Officer.

         SECTION 6.8. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the Related Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Related Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         SECTION 6.9. Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         SECTION 6.10. Intention of the Parties. The execution and delivery of this Agreement and of each Subsequent Purchase Agreement shall constitute an acknowledgment by GTFC and CFSC that they intend that each assignment and transfer herein and therein contemplated constitute a sale and assignment outright, and not for security, of the Initial Loans and the Initial Other Conveyed Property and the Subsequent Loans and Subsequent Other Conveyed Property, as the case may be, conveying good title thereto free and clear of any Liens, from GTFC to CFSC, and that the Initial Loans and the Initial Other Conveyed Property and the Subsequent Loans and Subsequent Other Conveyed Property shall not be a part of GTFC's estate in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to, GTFC. In the event that such conveyance is determined to be made as security for a loan made by CFSC, the Trust or the Noteholders to GTFC, the parties intend that GTFC shall have granted to CFSC a security interest in all of GTFC's right, title and interest in and to the Initial Loans and the Initial Other Conveyed Property and the Subsequent Loans and Subsequent Other Conveyed Property, as the case may be, conveyed pursuant to Section 2.1 hereof or pursuant to any Subsequent Purchase Agreement, and that this Agreement and each Subsequent Purchase Agreement shall constitute a security agreement under applicable law.

         SECTION 6.11. Governing Law. This Agreement shall be construed in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws thereof, and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

         SECTION 6.12. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         SECTION 6.13. Conveyance of the Initial Loans and the Initial Other Conveyed Property to the Trust. GTFC acknowledges that CFSC intends, pursuant to the Sale and Servicing Agreement, to convey the Initial Loans and the Initial Other Conveyed Property, together with its rights under this Agreement, to the Trust on the date hereof. GTFC acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations and warranties of GTFC contained in this Agreement and the rights of CFSC hereunder are intended to benefit the Owner Trustee, the Indenture Trustee, the Trust, and the Noteholders. In furtherance of the foregoing, GTFC covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof for the benefit of the Owner Trustee, the Indenture Trustee, the Trust, and the Noteholders and that, notwithstanding anything to the contrary in this Agreement, GTFC shall be directly liable to the Owner Trustee and the Trust (notwithstanding any failure by the Servicer or CFSC to perform its duties and obligations hereunder or under the [Sale/Pooling] and Servicing Agreement) and that the Owner Trustee may enforce the duties and obligations of GTFC under this Agreement against GTFC for the benefit of the Trust and the Noteholders.

         SECTION 6.14. Nonpetition Covenant. Neither CFSC nor GTFC shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust (or, in the case of GTFC, against CFSC) under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust (or CFSC) or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust (or CFSC).

         IN WITNESS WHEREOF, the parties have caused this Transfer Agreement to be duly executed by their respective officers as of the day and year first above written.

                                CONSECO FINANCE SECURITIZATIONS CORP.,
                                  as Purchaser


                                By  _______________________________
                                    Name:  Phyllis A. Knight
                                    Title: Senior Vice President and Treasurer



                                GREEN TREE FINANCIAL CORP., as Seller


                                By  _______________________________
                                    Name:  Phyllis A. Knight
                                    Title: Senior Vice President and Treasurer

                                   SCHEDULE A


                            SCHEDULE OF INITIAL LOANS





                       [Available in transactional files.]

                                                                       EXHIBIT A










                                     FORM OF

                          SUBSEQUENT TRANSFER AGREEMENT


                                     between


                      CONSECO FINANCE SECURITIZATIONS CORP.
                                    Purchaser


                                       and


                           GREEN TREE FINANCIAL CORP.
                                     Seller







                                   dated as of

                                 ________, 1999

         SUBSEQUENT TRANSFER AGREEMENT, dated as of ________, 1999, between Conseco Finance Securitizations Corp., a Minnesota corporation, as purchaser ("CFSC"), and Green Tree Financial Corp., a Delaware corporation, as seller ("GTFC"), pursuant to the Transfer Agreement, dated as of __________, 1999, between CFSC and GTFC.

                              W I T N E S S E T H:

         WHEREAS, GTFC and CFSC are parties to a Transfer Agreement, dated as of __________, 1999 (as amended or supplemented, the "Transfer Agreement");

         WHEREAS, pursuant to the Transfer Agreement and this Agreement, CFSC has agreed to purchase from GTFC and GTFC is transferring to CFSC the Subsequent Loans and the Subsequent Other Conveyed Property.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, CFSC and GTFC, intending to be legally bound, hereby agree as follows:

         1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Transfer Agreement.

         "Schedule of Subsequent Loans" means the schedule of all retail installment sales contracts and promissory notes sold and transferred pursuant to this Agreement attached hereto as Schedule A, which Schedule of Subsequent Loans shall supplement the Schedule of Initial Loans attached to the Transfer Agreement.

         "Subsequent Cutoff Date" shall mean, with respect to the Subsequent Loans conveyed hereby, _________, 1999.

         "Subsequent Other Conveyed Property" means, for the purposes of this Agreement, all monies at any time paid or payable on the Subsequent Loans conveyed hereby or in respect thereof after the Subsequent Cutoff Date (including amounts due on or before the Subsequent Cutoff Date but received by GTFC after the Subsequent Cutoff Date), an assignment of security interests in the related real estate and any and all other documents or electronic records that GTFC keeps on file in accordance with its customary procedures relating to the Subsequent Loans, the Obligors or the related real estate, property (including the right to receive future Liquidation Proceeds) that secures a Subsequent Loan and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Subsequent Loan, and all proceeds of the foregoing.

         "Subsequent Loans" means, for purposes of this Agreement, the Loans listed in the Schedule of Subsequent Loans.

         "Subsequent Transfer Date" shall mean, with respect to the Subsequent Loans conveyed hereby, _______, 1999.



                                     Ex. A-1

         2. Conveyance of the Subsequent Loans and the Subsequent Other Conveyed Property. Subject to the terms and conditions of this Agreement and the Transfer Agreement, GTFC hereby sells, transfers, assigns, and otherwise conveys to CFSC without recourse (but without limitation of its obligations in this Agreement and the Transfer Agreement), and CFSC hereby purchases, all right, title and interest of GTFC in and to the Subsequent Loans and the Subsequent Other Conveyed Property. It is the intention of GTFC and CFSC that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Subsequent Loans and the Subsequent Other Conveyed Property from GTFC to CFSC, conveying good title thereto free and clear of any Liens, and the Subsequent Loans and the Subsequent Other Conveyed Property shall not be part of GTFC's estate in the event of the filing of a bankruptcy petition by or against GTFC under any bankruptcy or similar law.

         3. Purchase Price. Simultaneously with the conveyance of the Subsequent Loans and the Subsequent Other Conveyed Property to CFSC, CFSC has paid or caused to be paid to or upon the order of GTFC, by wire transfer of immediately available funds (representing certain proceeds to CFSC from the sale of the Notes on deposit in the Pre-Funding Account), the amount of funds as specified below:

         (i) Principal Balance of Subsequent Loans:                    $_______

         (ii) Proceeds to Seller:                                      $_______

         4. Representations and Warranties of GTFC. GTFC makes the following representations and warranties, on which CFSC relies in purchasing the Subsequent Loans and the Subsequent Other Conveyed Property and in transferring the Subsequent Loans and the Subsequent Other Conveyed Property to the Trust under the Subsequent Transfer Agreement and in consideration of which the Security Insurer has relied in issuing the Note Policy. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Subsequent Loans and the Subsequent Other Conveyed Property hereunder, and the sale, transfer and assignment thereof by CFSC to the Trust under the Subsequent Transfer Agreement. GTFC and CFSC agree that CFSC will assign to the Trust all of CFSC's rights under the Agreement, and that the Trust will thereafter be entitled to enforce this Agreement against GTFC in the Trust's own name.

                  (a) Schedule of Representations. The representations and warranties set forth in Section _____ of the [Sale/Pooling] and Servicing Agreement are true and correct.

                  (b) Organization and Good Standing. GTFC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Subsequent Loans and the Subsequent Other Conveyed Property transferred to CFSC.

                  (c) Due Qualification. GTFC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all


                                     Ex. A-2
         jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

                  (d) Power and Authority. GTFC has the power and authority to execute and deliver this Agreement and the Subsequent Transfer Agreement and to carry out its terms and their terms, respectively; GTFC has full power and authority to sell and assign the Subsequent Loans and the Subsequent Other Conveyed Property to be sold and assigned to and deposited with CFSC hereunder and has duly authorized such sale and assignment to CFSC by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Subsequent Transfer Agreement have been duly authorized by GTFC by all necessary corporate action.

                  (e) Valid Sale; Binding Obligations. This Agreement and the Subsequent Transfer Agreement have been duly executed and delivered, shall effect a valid sale, transfer and assignment of the Subsequent Loans and the Subsequent Other Conveyed Property, enforceable against GTFC and creditors of and purchasers from GTFC; and this Agreement and the Subsequent Transfer Agreement constitute legal, valid and binding obligations of GTFC enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (f) No Violation. The consummation of the transactions contemplated by this Agreement and the Subsequent Transfer Agreement and the fulfillment of the terms of this Agreement and the Subsequent Transfer Agreement shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or bylaws of GTFC, or any indenture, agreement, mortgage, deed of trust or other instrument to which GTFC is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement and the Subsequent Transfer Agreement, or violate any law, order, rule or regulation applicable to GTFC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over GTFC or any of its properties.

                  (g) No Proceedings. There are no proceedings or investigations pending or, to GTFC's knowledge, threatened against GTFC, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over GTFC or its properties (i) asserting the invalidity of this Agreement or the Subsequent Transfer Agreement, (ii) seeking to prevent or the consummation of any of the transactions contemplated by this Agreement or the Subsequent Transfer Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by GTFC of its obligations under, or the validity or enforceability of, this Agreement or the Subsequent Transfer Agreement, or (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or


                                     Ex. A-3
         seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Subsequent Loans and the Subsequent Other Conveyed Property hereunder or under the Subsequent Transfer Agreement.

                  (h) Insolvency. As of the Subsequent Cutoff Date and the Subsequent Transfer Date, neither GTFC nor CFSC is insolvent nor will either of them have been made insolvent after giving effect to the conveyance set forth in Section 2 of this Agreement, nor are any of them aware of any pending insolvency.

                  (i) Chief Executive Office. The chief executive office of GTFC is located at 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639.

         5. Representations and Warranties of CFSC. CFSC makes the following representations and warranties, on which GTFC relies in selling, assigning, transferring and conveying the Subsequent Loans and the Subsequent Other Conveyed Property to CFSC hereunder. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Subsequent Loans and the Subsequent Other Conveyed Property hereunder and the sale, transfer and assignment thereof by CFSC to the Trust under the Subsequent Transfer Agreement.

                  (a) Organization and Good Standing. CFSC has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Minnesota, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Subsequent Loans and the Subsequent Other Conveyed Property, and to transfer the Subsequent Loans and the Subsequent Other Conveyed Property to the Trust pursuant to the Subsequent Transfer Agreement.

                  (b) Due Qualification. CFSC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect CFSC's ability to acquire the Subsequent Loans or the Subsequent Other Conveyed Property or the validity or enforceability of the Subsequent Loans and the Subsequent Other Conveyed Property or to perform CFSC's obligations hereunder and under the Subsequent Transfer Agreement.

                  (c) Power and Authority. CFSC has the power, authority and legal right to execute and deliver this Agreement and to carry out the terms hereof and to acquire the Subsequent Loans and the Subsequent Other Conveyed Property hereunder; and the execution, delivery and performance of this Agreement and all of the documents required pursuant hereto have been duly authorized by CFSC by all necessary action.

                  (d) No Consent Required. CFSC is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the


                                     Ex. A-4
         execution, delivery or performance of this Agreement and the Subsequent Transfer Agreement, except for such as have been obtained, effected or made.

                  (e) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of CFSC, enforceable against CFSC in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

                  (f) No Violation. The execution, delivery and performance by CFSC of this Agreement, the consummation of the transactions contemplated by this Agreement and the Subsequent Transfer Agreement and the fulfillment of the terms of this Agreement and the Subsequent Transfer Agreement do not and will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of CFSC, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which CFSC is a party or by which CFSC is bound or to which any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the [Sale/Pooling] and Servicing Agreement and the Subsequent Transfer Agreement), or violate any law, order, rule or regulation, applicable to CFSC or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over CFSC or any of its properties.

                  (g) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of CFSC, threatened against CFSC, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over CFSC or its properties: (i) asserting the invalidity of this Agreement or the Subsequent Transfer Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Subsequent Transfer Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by CFSC of its obligations under, or the validity or enforceability of, this Agreement or the Subsequent Transfer Agreement, or (iv) that may adversely affect the federal or state income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Subsequent Loans and the Subsequent Other Conveyed Property hereunder or the transfer of the Subsequent Loans and the Subsequent Other Conveyed Property to the Trust pursuant to the Subsequent Transfer Agreement.

In the event of any breach of a representation and warranty made by CFSC hereunder, GTFC covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all pass-through certificates or other similar securities issued by the Trust, or a trust or similar vehicle formed by CFSC, have been paid in full. GTFC and CFSC agree that damages


                                     Ex. A-5
will not be an adequate remedy for such breach and that this covenant may be specifically enforced by CFSC or by the Owner Trustee on behalf of the Trust.

         6. Conditions Precedent. The obligation of CFSC to acquire the Subsequent Loans and the Subsequent Other Conveyed Property hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the GTFC in Section 4 of this Agreement and in Section 3.1 of the Transfer Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Transfer Date.

                  (b) Transfer Agreement Conditions. Each of the conditions set forth in Section 2.3(b) of the Transfer Agreement applicable to the conveyance of Subsequent Loans and the Subsequent Other Conveyed Property shall have been satisfied.

                  (c) Collections. GTFC shall have deposited to the Collection Account all collections in respect of Subsequent Loans required to be deposited by CFSC to the Collection Account pursuant to Section _____ of the [Sale/Pooling] and Servicing Agreement.

                  (d) Additional Information. GTFC shall have delivered to CFSC such information as was reasonably requested by CFSC to satisfy itself as to (i) the accuracy of the representations and warranties set forth in Section 4 of this Agreement and in Section 3.1 of the Transfer Agreement and (ii) the satisfaction of the conditions set forth in this
         Section 6.

         7. Ratification of Transfer Agreement. As supplemented by this Agreement, the Transfer Agreement is in all respects ratified and confirmed and the Transfer Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

         8. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof, and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

         9. Counterparts. For the purposes of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         10. Conveyance of the Subsequent Loans and the Subsequent Other Conveyed Property to the Trust. GTFC acknowledges that CFSC intends, pursuant to a Subsequent Transfer Agreement, to convey the Subsequent Loans and the Subsequent Other Conveyed Property, together with its rights under this Agreement and under the Transfer Agreement, to the


                                     Ex. A-6

Trust on the date hereof. GTFC acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations and warranties of GTFC contained in this Agreement and the rights of CFSC hereunder and thereunder are intended to benefit [the Owner Trustee, the Indenture Trustee,] the Trust and the Noteholders. In furtherance of the foregoing, GTFC covenants and agrees to perform its duties and obligations hereunder and under the Transfer Agreement, in accordance with the terms hereof and thereof for the benefit of [the Owner Trustee, the Indenture Trustee,] the Trust and the Noteholders and that, notwithstanding anything to the contrary in this Agreement or in the Transfer Agreement, GTFC shall be directly liable to the [Owner Trustee] and the Trust (notwithstanding any failure by CFSC to perform its duties and obligations hereunder or under the [Sale/Pooling] and Servicing Agreement or the Subsequent Transfer Agreement) and that the [Owner Trustee] may enforce the duties and obligations of GTFC under this Agreement and the Transfer Agreement against GTFC for the benefit of the Trust and the Noteholders.


                                     Ex. A-7

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                            CONSECO FINANCE SECURITIZATIONS CORP.,
                              as Purchaser


                            By  _______________________________
                                Name:  Phyllis A. Knight
                                Title: Senior Vice President and Treasurer



                            GREEN TREE FINANCIAL CORP., as Seller


                            By  _______________________________
                                Name:  Phyllis A. Knight
                                Title: Senior Vice President and Treasurer




                                     Ex. A-8